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                                                                EXHIBIT 99.B8.1



                              CUSTODIAN AGREEMENT

         THIS AGREEMENT is made and entered into on this ___ day of ____, ____, between STRONG <<FUND>>, INC., a Wisconsin corporation (the "Corporation"), on behalf of the Funds (as defined below) of the Corporation, and FIRSTAR TRUST COMPANY, a Wisconsin corporation (the "Custodian").

                                  WITNESSETH:

         WHEREAS, the Corporation is registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940 (the "Investment Company Act");

         WHEREAS, the Corporation is authorized to create separate series, each with its own separate investment portfolio, and the beneficial interest in each such series will be represented by a separate series of shares (each series indicated on Schedule A is hereinafter individually referred to as a "Fund" and collectively as the "Funds"); and

         WHEREAS, the Corporation desires to retain the Custodian to hold and administer the securities and cash of each Fund listed in Schedule A hereto, and any additional Funds the Corporation and the Custodian may agree upon and include in Schedule A as such Schedule may be amended from time to time, pursuant to the terms of this Agreement.

         NOW, THEREFORE, the Corporation and the Custodian do mutually agree and promise as follows:

1.       Definitions

         The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

         The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Corporation by any two of the President, a Vice President, the Secretary and the Treasurer of the Corporation, or any other persons duly authorized to sign by the Board of Directors.

         The word "Board" shall mean the Board of Directors the Corporation.

2.       Names, Titles and Signatures of the Corporation's Officers

         An officer of the Corporation will certify to the Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1, hereof, and the names of the members of the Board of Directors, together with any changes which may occur from time to time.
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3.       Receipt and Disbursement of Money

         A. The Custodian shall open and maintain a separate account or accounts in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of a Fund. The Custodian shall make payments of cash to, or for the account of, a Fund from such cash only:

                 (a) for the purchase of securities for the portfolio of a Fund upon the delivery of such securities to the Custodian, registered in the name of the Fund or of the nominee of the Custodian referred to in Section 7 or in proper form for transfer;

                 (b) for the purchase or redemption of shares of common stock of a Fund upon delivery thereof to Custodian, or upon proper instructions from the Fund;

                 (c) for the payment of interest, dividends, taxes, investment adviser's fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing and custodian services and expenses for printing and postage);

                 (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by a Fund held by or to be delivered to Custodian; or

                 (e) for other proper corporate purposes certified by resolution of the Board of Directors of the Corporation, on behalf of a Fund.

                 Before making any such payment, the Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c) or (d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Corporation, on behalf of a particular Fund, issues appropriate oral or facsimile instructions to the Custodian and an appropriate officers' certificate is received by the Custodian within two business days thereafter.

                 Regardless of the foregoing, if the Corporation's investment advisor (the "Advisor") is a member of the Institutional Delivery ("ID") system and desires to affirm trades on behalf of a Fund with the Depository Trust Company ("DTC") for those transactions affirmed through the ID system; or (ii) has established an automated interface to transmit trade authorization detail to the Custodian, then no officers' certificate is required; provided that the appropriate ID/DTC letter agreement or automated trade authorization agreement has been executed by both the Advisor and the Custodian.

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         B.      The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for each Fund's account.

         C. The Custodian shall, upon receipt of proper instructions, make federal funds available to the Funds as of specified times agreed upon from time to time by the Corporation, on behalf of the Funds, and the Custodian in the amount of checks received in payment for shares of the Funds which are deposited into the respective Fund's account.

4.       Segregated Accounts

         Upon receipt of proper instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of each Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to paragraph 14 hereof, (i) in accordance with the provisions of any agreement among the Corporation, on behalf of a Fund or Funds, the Custodian and a broker-dealer registered under the Exchange Act and a member of the National Association of Securities Dealers, Inc. (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions for a Fund, (ii) for the purpose of segregating cash or securities in connection with options purchased, sold or written for a Fund or commodity futures contracts or options thereon purchased or sold for a Fund, (iii) for the purpose of compliance by the Corporation or a Fund with the procedures required by any release or interpretations of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies, and (iv) as mutually agreed upon from time to time between the Corporation, on behalf of a Fund or Funds, and the Custodian.

5.       Transfer, Exchange, Redelivery, etc. of Securities

         The Custodian shall have sole power to release or deliver any securities of the Funds held by it pursuant to this Agreement. The Custodian agrees to transfer, exchange or deliver securities held by it hereunder only:

         (a) for sales of such securities for the account of a Fund upon receipt by Custodian of payment therefore;

         (b) when such securities are called, redeemed or retired or otherwise become payable;

         (c) for examination by any broker selling any such securities in accordance with "street delivery" custom;

         (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;





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         (e)     upon conversion of such securities pursuant to their terms into other securities;

         (f) upon exercise of subscription, purchase or other similar rights represented by such securities;

         (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities;

         (h) for the purpose of redeeming in kind shares of common stock of a Fund upon delivery thereof to the Custodian; or

         (i)     for other proper corporate purposes.

         As to any deliveries made by the Custodian pursuant to items (a), (b),
(d), (e), (f), and (g), securities or cash receivable in exchange therefore shall be deliverable to the Custodian.

         Before making any such transfer, exchange or delivery, the Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g) or (h) of this
Section 5 and also, in respect of item (i), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Corporation, on behalf of a particular Fund, issues appropriate oral or facsimile instructions to the Custodian and an appropriate officers' certificate is received by the Custodian within two business days thereafter.

         Regardless of the foregoing, if the Advisor is a member of the ID system and desires to affirm trades on behalf of a Fund with the DTC for those transactions affirmed through the ID system; or (ii) has established an automated interface to transmit trade authorization detail to the Custodian, then no officers' certificate is required; provided that the appropriate ID/DTC letter agreement or automated trade authorization agreement has been executed by both the Advisor and the Custodian.

6.       Custodian's Acts Without Instructions

         Unless and until the Custodian receives an officers' certificate to the contrary, the Custodian shall: (a) present for payment all coupons and other income items held by it for the account of each Fund which call for payment upon presentation, and hold the cash received by it upon such payment for the account of the respective Fund; (b) collect interest and cash dividends received, with notice to each Fund, for the account of the respective Fund; (c) hold for the account of each Fund hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; and (d) execute, as agent on behalf of each Fund, all necessary ownership certificates required by the Internal





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Revenue Code or the Income Tax Regulations of the United States Treasury
Department or under the laws of any state now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

7.       Registration of Securities

         Except as otherwise directed by an officers' certificate, the Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of the Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued hereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. The Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

         The Corporation shall from time to time furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Funds and which may from time to time be registered in the name of a particular Fund.

8.       Voting and Other Action

         Neither the Custodian nor any nominee of the Custodian shall vote any of the securities held hereunder by or for the account of any Fund, except in accordance with the instructions contained in an officers' certificate. The Custodian shall deliver, or cause to be executed and delivered, to the Corporation all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of a Fund), but without indicating the manner in which such proxies are to be voted.

9.       Transfer Tax and Other Disbursements

         The Corporation, on behalf of the Funds, shall pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance of this Agreement.

         The Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptable transfers and/or deliveries of any such securities.

10.      Concerning Custodian

         The Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the Corporation, on behalf of





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the Funds, and the Custodian.  Until modified in writing, such compensation shall be as set forth in Schedule B attached hereto.

         The Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

         The Corporation, on behalf of the Funds, agrees to indemnify and hold harmless the Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. The Custodian is authorized to charge the applicable account of a Fund for such items. In the event of any advance of cash by the Custodian which results in any overdraft of a Fund, which is a money market fund subject to Rule 2a-7 under the Investment Company Act, the Custodian is granted a security interest in such Fund's assets limited to the extent of the overdraft.

11.      Subcustodians

         The Custodian is hereby authorized to engage another bank or trust company as a Subcustodian for all or any part of the Corporation's assets, so long as any such bank or trust company meets the requirements of the Investment Company Act, as amended and the rules and regulations thereunder and provided further that, if the Custodian utilizes the services of a Subcustodian, the Custodian shall remain fully liable and responsible for any losses caused to any of the Funds by the Subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of the Custodian Agreement.

         Notwithstanding anything contained herein, if the Corporation requires the Custodian to engage specific Subcustodians for the safekeeping and/or clearing of assets, the Corporation agrees to indemnify and hold harmless the Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such Subcustodian in regard to the Corporation's assets, except as may arise from its own negligent action, negligent failure to act or willful misconduct.

12.      Reports by Custodian

         The Custodian shall furnish the Corporation periodically as agreed upon with a statement summarizing all transactions and entries for the account of each Fund. The Custodian shall furnish to the Corporation, at the end of every month, a list of the securities held by each Fund, showing the aggregate cost of each issue. The books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and of auditors employed by, the Corporation.

13.      Termination or Assignment

         This Agreement may be terminated by the Corporation, on behalf of the Funds, or by the Custodian, on ninety (90) days notice, given in writing and sent by registered mail to the Custodian at P. O. Box 2054, Milwaukee, Wisconsin 53201, or to the Corporation at 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051, as the case may be. Upon any termination of this Agreement, pending appointment of a successor to the Custodian or a vote of the shareholders of the Corporation to dissolve or





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to function without a custodian of its cash, securities and other property, the Custodian shall not deliver cash, securities or other property of the Corporation to the Corporation, but may deliver them to a bank or trust company of its own selection, that meets the requirements of the Investment Company Act as a Custodian for the Corporation to be held under terms similar to those of this Agreement, provided, however, that the Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Corporation of all liabilities constituting a charge on or against the properties then held by the Custodian or on or against the Custodian, and until full payment shall have been made to the Custodian of all its fees, compensation, costs and expenses, subject to the provisions of
Section 10 of this Agreement.

         This Agreement may not be assigned by the Custodian without the consent of the Corporation, authorized or approved by a resolution of its Board of Directors.

14.      Deposits of Securities in Securities Depositories

         No provision of this Agreement shall be deemed to prevent the use by the Custodian of a central securities clearing agency or securities depository, provided, however, that the Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations, including the requirements of the Investment Company Act, and the Board of Directors of the Corporation approves by resolution the use of such central securities clearing agency or securities depository.

15.      Records

         To the extent that the Custodian in any capacity prepares or maintains any records required to be maintained and preserved by the Corporation pursuant to the provisions of the Investment Company Act, the Custodian agrees to make any such records available to the Corporation upon request and to preserve such records for the periods prescribed in Rule 31a-2 under the Investment Company Act.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

   Attest:                                 Firstar Trust Company


   ____________________________________    ___________________________________
   By:                                     By:
   Its:                                    Its:

   Attest:                                 Strong <<Name>>, Inc.



   ____________________________________    ___________________________________
   By:  Ann E. Oglanian                    By:  Lawrence A. Totsky
   Its:  Secretary                         Its:  Vice President





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                                   SCHEDULE A


The Fund(s) of the Corporation currently subject to this Agreement are as follows:

         Fund(s)                                       Date of Addition
         -------                                       to this Agreement
                                                       -----------------
       <<SERIES>>                                         <<AGT DATE>>

   Attest:                                   Firstar Trust Company


   ______________________                    ______________________________
   By:                                       By:
   Its:                                      Its:

   Attest:                                   Strong <<NAME>>, Inc.



  _______________________                    ______________________________
  By:  Ann E. Oglanian                       By:  Lawrence A. Totsky
  Its:  Secretary                            Its:  Vice President
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                                   SCHEDULE B



                             FIRSTAR TRUST COMPANY
                              MUTUAL FUND SERVICES

                      MUTUAL FUND CUSTODIAL AGENT SERVICE
                          ANNUAL FEE SCHEDULE FOR THE
                              STRONG MUTUAL FUNDS


                             EFFECTIVE JULY 1, 1993


         Annual fee on the aggregate market value of all Strong Mutual Funds

         $0.10 per $1,000 (one basis point) on the first $2 billion

         $0.08 per $1,000 (.8 basis point) on the balance

         Aggregate fee shall be apportioned among the funds(1) based upon market value.

         Investment transactions; (purchase, sale, exchange, tender, redemption, maturity, receipt, delivery)

         $ 9.00 per Depository Trust Company or Federal Reserve System
                    trade, automated and non-automated

         $25.00 per definitive security (physical)

         $ 8.50 per commercial paper trade

         $50.00 per Euroclear

         $ 6.00 per principal reduction on pass-through certificates

         $35.00 per option/futures contract

         $ 7.50 per variation margin transaction

         $ 7.50 per Fed wire deposit or withdrawal





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1   The term "fund" includes each series of a series company.